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                                                                    EXHIBIT 3.18

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:55 AM 09/21/1999
991393169 - 3099285

                          CERTIFICATE OF INCORPORATION

                                       OF

                        GENERAL NUTRITION SYSTEMS, INC.

1.   The name of the Corporation is General Nutrition Systems, Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of common stock; each such share shall have no par value.

5.   The name and mailing address of each incorporator is as follows:

             NAME                                 ADDRESS

Cynthia L. Conner                      103 Springer Building
                                       3411 Silverside Road
                                       Wilmington, Delaware 19810

Harold F. Kalbach, Jr.                 103 Springer Building
                                       3411 Silverside Road
                                       Wilmington, Delaware 19810

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

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9.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. No director of the Corporation shall be personally liable to the Corporation or its stockholders except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (or any successor provision of Delaware law), or (iv) any transaction from which the director derived an improper personal benefit; and the directors of the Corporation shall be entitled, to the full extent permitted by Delaware law, as amended from time to time, to the benefits of provisions limiting the personal liability of directors.

11. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, or any successor provision of Delaware law.

     WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, accordingly have hereunto set our hands this 21st day of September, 1999.

                                            /s/ Cynthia L. Conner
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                                            Cynthia L. Conner, Incorporator

                                            /s/ Harold F. Kalbach, Jr.
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                                            Harold F. Kalbach, Jr., Incorporator